                                                                   EXHIBIT 10.01


                          EXODUS COMMUNICATIONS, INC.

                          SECOND AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                                 June 25, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   REGISTRATION RIGHTS..................................................   2

     1.1   Definitions....................................................   2
     1.2   Request for Registration.......................................   4
     1.3   Company Registration...........................................   5
     1.4   Obligations of the Company.....................................   6
     1.5   Furnish Information............................................   8
     1.6   Expenses of Demand Registration................................   8
     1.7   Expenses of Company Registration...............................   8
     1.8   Underwriting Requirements......................................   9
     1.9   Delay of Registration..........................................   9
     1.10  Indemnification................................................   9
     1.11  Reports Under Securities Exchange Act of 1934..................  12
     1.12  Form S-3 Registration..........................................  12
     1.13  Assignment of Registration Rights..............................  13
     1.14  Limitations on Subsequent Registration Rights..................  13
     1.15  "Market Stand-Off" Agreement...................................  14
     1.16  Termination of Registration Rights.............................  14

2.   COVENANTS OF THE COMPANY.............................................  15

     2.1   Delivery of Financial Statements...............................  15
     2.2   Inspection.....................................................  16
     2.3   Termination of Information and Inspection Covenants............  16
     2.4   Right of First Offer...........................................  16
     2.5   Observer Rights................................................  18
     2.6   Termination of Certain Covenants...............................  18

3.   COVENANTS OF THE INVESTORS, COMMON SHAREHOLDERS AND THE COMPANY......  18

     3.1   Right of First Offer for Common Shares.........................  19
     3.2   Right of First Offer for Investor Shares.......................  20
     3.3   Restrictive Legend.............................................  22

4.   MISCELLANEOUS........................................................  22

     4.1   Successors and Assigns.........................................  22
     4.2   Governing Law..................................................  22
     4.3   Counterparts...................................................  22
     4.4   Titles and Subtitles...........................................  22
     4.5   Notices........................................................  23
     4.6   Expenses.......................................................  23
     4.7   Amendments and Waivers.........................................  23
     4.8   Severability...................................................  23
     4.9   Aggregation of Stock...........................................  23
     4.10  Entire Agreement...............................................  23
     4.11  Series B Rights Agreement Superseded...........................  23
     4.12  Inclusion of Equipment Warrant Holders; Agreement to be Bound..  24

Schedule A     List of Investors
Schedule B     List of Equipment Warrant Holders
Schedule C     List of Common Shareholders
Schedule D     List of Significant Common Shareholders

            SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
            -------------------------------------------------------


          THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 25th day of June, 1997, by and among Exodus Communications, Inc., a California corporation (the "COMPANY"), the investors listed on Schedule A hereto, each of which is herein referred to as an
          ----------
"INVESTOR", the holders of warrants to purchase shares of the Company's Series B-1 Preferred Stock listed on Schedule B hereto (the "EQUIPMENT WARRANT
                              ----------
HOLDERS") and certain holders of the Company's Common Stock listed on Schedule C
                                                                      ----------
hereto, each of which is herein referred to as a "COMMON SHAREHOLDER."

                                   RECITALS
                                   --------

          A. Certain of the Investors (the "SERIES A INVESTORS") are holders of outstanding shares of the Company's Series A Preferred Stock ("SERIES A STOCK") issued by the Company to such Series A Investors pursuant to a Series A Preferred Stock Purchase Agreement by and among the Company and the Series A Investors dated February 29, 1996 (the "SERIES A AGREEMENT"), and originally were granted certain information and registration rights and rights of first offer under an Investors' Rights Agreement by and among the Company and the Series A Investors dated February 29, 1996 (the "SERIES A RIGHTS AGREEMENT").

          B. Certain of the Investors (the "SERIES B INVESTORS") are holders of outstanding shares of the Company's Series B Preferred Stock ("SERIES B STOCK") issued by the Company to such Series B Investors pursuant to a Series B Preferred Stock Purchase Agreement by and among the Company and the Series B Investors dated October 2, 1996 (the "SERIES B AGREEMENT"), and, with the Series A Investors, have been granted certain information and registration rights and rights of first offer under an Amended and Restated Investors' Rights Agreement by and among the Company and the Series A and Series B Investors dated October 2, 1996 (the "SERIES B RIGHTS AGREEMENT").

          C. Certain of the Investors (the "LENDERS") are holders of outstanding warrants to purchase shares of the Company's Series B1 Preferred Stock (the "SERIES B1 PREFERRED STOCK") issuable by the Company to such Lenders in the context of equipment lease financings provided to the Company by such Lenders who were added as Investors to the Series B Rights Agreement except with regard to rights granted under Section 2.4 thereof in an Amendment dated April 11, 1997.

          D. Certain Investors (the "SERIES C INVESTORS") have agreed to purchase shares of the Company's Series C Preferred Stock ("SERIES C STOCK") and warrants to purchase Series C Preferred Stock ("THE SERIES C WARRANTS") pursuant to a certain Series C Preferred Stock and Warrant Purchase Agreement by and among the Company and such Series C Investors dated of even date herewith (the "SERIES C AGREEMENT"). The Series C Agreement provides that, as a condition to the Series C Investors' purchase of Series C Stock thereunder, the Company will enter into this Agreement and the Series C Investors will be granted the rights set forth herein.

          E. The Company has issued warrants (the "EQUIPMENT WARRANTS") to the Equipment Warrant Holders in connection with equipment financing agreements entered into by the Company whereby the Company has agreed to grant the Equipment Warrant Holders at the time that the Equipment Warrants are exercised "piggyback" registration rights and certain information rights which are pari
                                                                         ----
passu with the Investors.
-----

          F. It has been agreed that certain Common Shareholders listed on Schedule D hereto (the "SIGNIFICANT COMMON SHAREHOLDERS") will be granted
----------
certain registration rights hereunder.

          G. The Company and the undersigned parties hereto desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Series B Rights Agreement with the rights and obligations set forth in this Agreement. Section 4.7 of the Series B Rights Agreement provides that the Series B Rights Agreement may be amended by the written consent of the Company and the holders of two-thirds of the Registrable Securities (as defined in Section 1.1 of the Series B Rights Agreement) then outstanding. The undersigned parties to this Agreement comprise the Company and the holders of two-thirds of the Registrable Securities currently outstanding.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   Registration Rights.  The Company covenants and agrees as
               -------------------
follows:

          1.1  Definitions.  For purposes of this Section 1:
               -----------

          (a)  The term "1933 ACT" means the Securities Act of 1933, as amended.

          (b) The term "FORM S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 1.13 hereof; provided, however, that a holder of Excluded Shares (as
                     --------  -------
defined in Section 1.1(m)) shall not be a Holder with respect to such Excluded Shares for the purposes of Section 1.2, 1.4, 1.5(b), 1.6, 1.12 and 1.14 of this Agreement.

          (d) The term "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (e) The term "PREFERRED STOCK" shall mean the Series A Preferred Stock, any other series of preferred stock of the Company issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, any other series of preferred stock issued upon conversion of the Series B Preferred Stock, the Series C Preferred Stock and any other series of preferred stock issued upon conversion of the Series C Preferred Stock.

          (f) The term "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock of the Company.

          (g) The term "SERIES A1 PREFERRED STOCK" shall mean the Series A1 Preferred Stock of the Company.

          (h) The term "SERIES B PREFERRED STOCK" shall mean the Series B Preferred Stock of the Company.

          (i) The term "SERIES B1 PREFERRED STOCK" shall mean the Series B1 Preferred Stock of the Company.

          (j) The term "SERIES C PREFERRED STOCK" shall mean the Series C Preferred Stock of the Company.

          (k) The term "SERIES C1 PREFERRED STOCK" shall mean the Series C1 Preferred Stock of the Company.

          (l) The terms "REGISTER", "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (m) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock,
(iii) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock and the Series C Warrants, (iv) the Common Stock issuable or issued upon conversion of any shares of preferred stock issued upon conversion of either the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, (v) the shares of Common Stock held by the Significant Common Shareholders (the "SIGNIFICANT COMMON SHAREHOLDER SHARES"), and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) through (v) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, provided, however, that notwithstanding
                                       --------- --------
anything herein to the contrary, the Significant Common Shareholder Shares or Common Stock issuable upon exercise of the Equipment Warrants and any shares of Common Stock described in (vi) above that are issued in respect of any Significant Common Shareholder Shares (collectively, the "EXCLUDED SHARES") shall not be Registrable Securities for purposes of Sections 1.2 and 1.12 of this Agreement.

          (n) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (o)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  Request for Registration.
               ------------------------

          (a) If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of (x) at least 30% of the Registrable Securities then outstanding or (y) at least 25% of the Registrable Securities issued upon conversion of the Series C Preferred Stock or any securities issued upon conversion of the Series C Preferred Stock that the Company file a registration statement under the 1933 Act for an aggregate offering price, net of underwriting discounts and commissions, of at least $7,500,000, then the Company shall:

                    (i) within ten (10) days after the Company's receipt thereof, give written notice of such request to all Holders; and

                    (ii) effect as soon as practicable, and in any event within 60 days of the receipt of such request, subject to the limitations of subsection 1.2(b), the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of the notice required by subsection 1.2(a)(i).

          (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the priority of securities to be included in any registration effected in accordance with Section 1.2 shall be (i) first, the securities the Initiating Holders propose to sell on a pro rata basis, based upon the number of Registrable Securities such Holders desire to include in such registration, (ii) second,

Registrable Securities (other than Excluded Shares) held by the Holders other than the Initiating Holders on a pro rata basis, based upon the number of Registrable Securities such Holders desire to include in such registration and
(iii) third, other securities, if any are requested to be included in such registration, including Excluded Shares. In the event the Initiating Holders are unable to include at least 50% of the Registrable Securities requested by them to be included in a registration, such registration will not count as a registration for purposes of Section 1.2(d); provided, however, that the
                                             --------  -------
foregoing shall not be applicable in the event the Initiating Holders nonetheless sell securities with an aggregate value of at least $7.5 million.

          (c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company (or, in connection with an underwritten offering, a certificate signed by the Company and its underwriters) stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company
                                          --------  -------
may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect:

                    (i) Any registration pursuant to clause 1.2(a)(x) after the Company has effected a total of two registrations pursuant thereto;

                    (ii) Any registration pursuant to clause 1.2(a)(y) after the Company has effected a total of two registrations pursuant thereto; and

                    (iii) Any registration pursuant to this Section 1.2 during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty
(180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided that the Company must file such registration statement within 60 days of the estimated filing date or the Company's ability to delay such registration pursuant to this clause shall not apply.

          1.3  Company Registration.  If (but without any obligation to do so)
               --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC as promptly as practicable a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed, whichever is less; provided,
                                                                  --------
however, that (i) such 120-day period shall be extended for a period of time
-------
equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the 1933 Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the 1933 Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the 1933 Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act in the registration statement; provided, further, that the Company is not obligated to maintain the effectiveness of the foregoing registration statements beyond such time where the Holders may sell their respective registered but unsold Registrable Securities for such registration statement pursuant to Section 1.16(b) hereof, provided, the Company shall provide to each such Holder at least twenty (20) days' prior written notice of the termination of effectiveness of such registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) In the event of the issuance of a stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction in the United States, the Company will promptly notify the holders of Registrable Securities and will use its best efforts to obtain promptly the withdrawal of such order.

          (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5  Furnish Information.
               -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required (to comply with applicable laws) to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  Expenses of Demand Registration.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by holders of a majority of the Registrable Securities to be included in such registration and reasonably acceptable to the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay
             --------  -------
for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders holding a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless such Holders agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such
                         -------- -------  -------
withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7  Expenses of Company Registration.  The Company shall bear and pay
               --------------------------------
all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by holders of a majority of the Registrable Securities to be included in such registration and reasonably acceptable to the Company, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8  Underwriting Requirements.  In connection with any offering
               -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) which terms will be customary for transactions of that type, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. The priority of securities to be included in any registration effected in accordance with Section 1.3 shall be (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities (other than Excluded Shares) pro rata among the holders of Registrable Securities requesting to include shares in such registration, based upon the number of Registrable Securities such Holders desire to include in such registration and (iii) third, other securities, if any are requested to be included in such registration.

          1.9  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, other federal or state securities laws or any other applicable federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
        --------  -------
subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.)

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained
                      --------  -------
in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the gross proceeds from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.10(d) were determined by pro rata allocation or by any other method of allocation which
              --- ----
does not take into account the equitable considerations referred to above in this Section 1.10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 1.10(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934.  With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) use its best efforts to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.12 Form S-3 Registration.  In case the Company shall receive from
               ---------------------
any Holder or Holders of (i) at least twenty percent (20%) of the Registrable Securities then outstanding or (ii) at least 15% of the Registrable Securities issued upon conversion of the Series C Preferred Stock or any securities issued upon conversion of the Series C Preferred Stock a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect
         --------  -------
any such registration, qualification or compliance, pursuant to this section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with the first registration requested pursuant to Section 1.12(i) and the first registration requested pursuant to Section 1.12(ii), including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions, shall be borne by the Company and thereafter pro rata by the Holder or Holders, provided that registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13 Assignment of Registration Rights.  The rights to cause the
               ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

          1.14 Limitations on Subsequent Registration Rights.  From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "Market Stand-Off" Agreement.  Each Holder hereby agrees that,
               ----------------------------
during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the 1933 Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

          (c) such market stand-off time period shall not exceed one hundred and eighty (180) days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

          1.16 Termination of Registration Rights.
               ----------------------------------

          (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the sale of securities pursuant to a registration statement filed by the Company under the 1933 Act in connection with the Minimum Offering.

          (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may be sold under Rule 144 during any 90-day period.

          2.   Covenants of the Company.
               ------------------------

          2.1  Delivery of Financial Statements.  As long as an Investor and its
               --------------------------------
affiliates owns not less than 400,000 shares of the Company's Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall deliver to such Investor the following:

          (a) as soon as practicable, but in any event within one hundred and five (105) days after the end of each fiscal year of the Company, an income statement for such fiscal year and a balance sheet of the Company and statement of cash flows and of shareholders' equity as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, and an unaudited balance sheet as of the end of such fiscal quarter together with a compilation of the Company's actual results versus the results projected in the Company's approved budget;

          (c) if requested by an Investor on a month by month basis, within thirty (30) days of the end of such month, an unaudited income statement and balance sheet for and as of the end of such month together with a monthly operating report in a form satisfactory to the Investors and a compilation of the Company's actual results versus the results projected in the Company's approved budget, in reasonable detail;

          (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

          (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that
                                                        --------  -------
the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information, unless such Investor or assignee of such Investor has signed an agreement to keep such information confidential.

          2.2  Inspection.  As long as an Investor and its affiliates owns not
               ----------
less than 400,000 shares of the Company's Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall permit such Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that
                                                      --------  -------
the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, unless such Investor has signed an agreement to keep such information confidential.

          2.3  Termination of Information and Inspection Covenants.  The
               ---------------------------------------------------
covenants set forth in subsections 2.1(b), (c), (d) and (f) shall terminate as to Investors and be of no further force or effect upon the consummation of an initial public offering of the Company's Common Stock underwritten by a nationally recognized investment bank pursuant to a registration statement filed and declared effective under the 1933 Act at a public offering price of at least $5.00 per share (as adjusted for stock splits, stock dividends and like events) that results in gross proceeds to the Company of not less than $30 million (prior to expenses and underwriting commissions) and such Common Stock shall be listed in the Nasdaq National Market, the American Stock Exhcange or the New York Stock Exchange or other national securities market or exchange (a "QUALIFIED IPO"), provided that, in the event the covenants set forth in subsections 2.1(c), (d) and (f) have not terminated and the Company is complying with the reporting requirements of the Securities and Exchange Commission for public companies, the Investors agree to take reasonable steps to maintain the confidentiality of non-public information. The covenants set forth in Section
2.2 shall terminate as to Investors and be of no further force or effect upon the consummation of a sale of securities pursuant to a registration statement filed by the Company under the 1933 Act in connection with an offering of its securities to the general public.

          2.4  Right of First Offer.  Subject to the terms and conditions
               --------------------
specified in this Section 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

          (a) The Company shall deliver a notice ("NOTICE") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock and warrants to purchase Preferred Stock, then held by such Investor bears to the total number of shares of outstanding common stock of the Company (assuming conversion of all outstanding securities which are, by their terms, convertible into or exchangeable for, common stock). The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the twenty-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock and warrants to purchase Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock and warrants to purchase Preferred Stock, then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Shares referred to in the Notice which the Investors are entitled to purchase are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance or sale of up to 3,438,900 shares of common stock (or options therefor) under the 1995 Stock Option and 1997 Equity Incentive Plans (the "PLANS") of the Company (in addition to the number of options granted and exercised to date or canceled hereafter) to employees, officers and directors for the primary purpose of soliciting or retaining their employment and/or services, and as such number may be increased hereafter by affirmative vote of a least 75% of the Board of Directors, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities which were, when originally issued, not subject to the right of first offer effected by this Section 2.4, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors.

          (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with (for example, the same investment manager or advisor), any such Holder, and (ii) such right is assignable between and among any of the Holders.

          2.5  Observer Rights.  As long as an Investor and its affiliates owns
               ---------------
not less than 500,000 shares of the Company's Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) and does not have a representative on the Board of Directors of the Company and so long as Fleet Equity Partners or its affiliates ("FLEET") owns 500,000 shares of Preferred Stock, the Company shall invite one representative of each of such Investor and Fleet to attend all meetings of its Board of Directors and any annual strategic planning sessions in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors with respect to such meeting; provided, however, that such representative shall agree to hold in confidence
--------  -------
and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold
               -------- -------
any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is a direct competitor of the Company.

          2.6  Termination of Certain Covenants.  The covenants set forth in
               --------------------------------
Sections 2.4 and 2.5 shall terminate as to Investors and be of no further force or effect upon a Qualified IPO. In the event that the Company becomes subject to the reporting requirements of the Securities and Exchange Commission through some mechanism other than a Qualified IPO, the covenants set forth in Sections
2.4 and 2.5 shall continue in full force and effect provided that the Investors sign an agreement to maintain the confidentiality of confidential information.

          3.   Covenants of the Investors, Common Shareholders and the Company.
               ---------------------------------------------------------------

          3.1  Right of First Offer for Common Shares.  Subject to the terms and
               --------------------------------------
conditions specified in this Section 3.1, each Common Shareholder hereby grants to the Company and each Investor a right of first offer with respect to future sales by such Common Shareholder of shares of the Company's Common Stock registered in their respective names or beneficially now or hereafter owned by them ("COMMON SHARES"). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time a Common Shareholder proposes to offer any Common Shares, such Common Shareholder shall first make an offering of such Common Shares to the Company and the Investors in accordance with the following provisions:

          (a) The Common Shareholder shall deliver a notice ("COMMON NOTICE") to the Company stating (i) its bona fide intention to offer such Common Shares,
(ii) the number of such Common Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Common Shares.

          (b) Within 20 calendar days after receipt of the Common Notice, the Company may elect to purchase or obtain, at the price and on the terms specified in the Common Notice, such Common Shares.

          (c) If all Common Shares referred to in the Common Notice which the Company is entitled to purchase are not elected to be obtained as provided in subsection (b) hereof, the Common Shareholder shall offer the unsubscribed portion of such Common Shares to the Investors at the price and upon the terms specified in the Common Notice. Within 20 calendar days after the Company provides the Common Shareholder and the Investors notice (the "COMPANY NOTICE") of its intention not to purchase all of the Common Shares, the Investors may elect to purchase or obtain, at the price and on the terms specified in the Common Notice, such Common Shares.

          (d) The Company Notice shall state (i) the Company's intention not to purchase all the Common Shares being offered, (ii) the number of such Common Shares to be offered to the Investors, and (iii) the price and terms, if any, upon which such Common Shares are being offered. Within 20 calendar days after receiving the Company Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Company Notice, up to that portion of the Common Shares which equals the proportion that the number of shares of common stock issued and held or issuable upon conversion of the Preferred Stock, then held by such Investor bears to the total number of shares of outstanding common stock of the Company (assuming full conversion of all outstanding securities which are, by their terms, convertible into or exchangeable for, common stock). The Company shall promptly inform each Investor which purchases all the shares available to it ("SECTION 3 FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the 10 calendar day period commencing after giving of such information, each Section 3 Fully-Exercising Investor shall be entitled to obtain that portion of the Common Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Section 3 Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock, then held, by all Section 3 Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (e) If all Common Shares referred to in the Notice which the Company and the Investors are entitled to purchase are not elected to be obtained as provided in subsections (b) and (d) hereof, the Common Shareholder may, during the 60-day period following the expiration of the period provided in subsection
(d) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms substantially the same as those specified in the Common Notice. If the Common Shareholder does not enter into an agreement for the sale of the Common Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Common Shares shall not be offered unless first reoffered to the Company and the Major Investors in accordance herewith.

          (f) The right of first offer in this Section 3.1 shall terminate after consummation of a Qualified IPO.

          (g) The right of first offer set forth in this Section 3.1 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, any such Holder, (ii) such right is assignable between and among any of the Holders and (iii) such right is assignable in connection with the transfer of Investor shares made in accordance with this Agreement.

          (h) The right of first offer in this Section 3.1 shall not apply to any transfers of Common Shares to any affiliates of any Common Shareholder, bona fide gifts by any Common Shareholder, any distribution in kind to the equity holders of such Common Shareholder, any disposition by a Common Shareholder in connection with the liquidation, dissolution or winding up of such Investor or any transfer pursuant to that certain Contingent Share Transfer Agreement, dated as of even date herewith, by and among certain holders of Series A Preferred Stock, Series B Preferred Stock and Common Shares (the "CONTINGENT SHARE TRANSFER AGREEMENT").

          3.2  Right of First Offer for Investor Shares.  Subject to the terms
               ----------------------------------------
and conditions specified in this Section 3.2, each Investor hereby grants to each other Investor a right of first offer with respect to future sales by such Investor of shares of the Company's Preferred Stock and Common Stock registered in their respective names or beneficially now or hereafter owned by them ("INVESTOR SHARES"). An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time an Investor proposes to offer any Investor Shares, such Investor shall first make an offering of such Investor Shares to the other Investors in accordance with the following provisions:

          (a) The Investor shall deliver a notice ("INVESTOR NOTICE") to each Investor stating (i) its bona fide intention to offer such Investor Shares, (ii) the number of such Investor Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Investor Shares.

          (b) Within 20 calendar days after receipt of the Investor Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Investor Notice, up to that portion of the Investor Shares which equals the proportion that the number of shares of common stock issued and held or issuable upon conversion of the Preferred Stock or warrants to purchase Preferred Stock, then held by such Investor bears to the total number of shares of outstanding common stock of the Company (assuming full conversion of all outstanding securities which are, by their terms, convertible into or exchangeable for common stock. The Company shall promptly, in writing, inform each Investor which purchases all the shares available to it ("FULLY-EXERCISING INVESTOR") of any other Investor's failure to do likewise. During the twenty-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Preferred Stock, then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

          (c) If all Investor Shares referred to in the Investor Notice which the Investors are entitled to purchase are not elected to be obtained as provided in subsection (b) hereof, the Investor may offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms substantially the same as those specified in the Investor Notice.

          (d) The right of first offer in this Section 3.2 shall terminate after consummation of a Qualified IPO.

          (e) The right of first offer set forth in this Section 3.2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the 1933 Act, controlling, controlled by or under common control with, any such Holder, (ii) such right is assignable between and among any of the Holders and (iii) such right is assignable in connection with the transfer of Investor Shares made in accordance with this Agreement.

          (f) The right of first offer in this Section 3.2 shall not apply to any transfers of Investors Shares to any affiliates of any Investors, bona fide gifts by any Investor, any distribution in kind to the equity holders of such Investor, any disposition by an Investor in connection with the liquidation, dissolution or winding up of such Investor or any transfer pursuant to the Contingent Share Transfer Agreement.

          3.3  Restrictive Legend.  Each certificate representing (i) the
               ------------------
Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable laws or other agreements between the Holder of such securities and the Company):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AGREEMENTS BETWEEN THE COMPANY AND THE STOCKHOLDER, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

          Each Investor consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section.


          4.   Miscellaneous.
               -------------

          4.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
benefits, terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns (including transferees of any shares of Registrable Securities) any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The provisions of this Agreement that are for the benefit of the Investors as the holders of capital stock of the Company are also for the benefit of, and enforceable by and upon, all subsequent holders of such capital stock.

          4.2  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          4.3  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with Federal Express or other overnight courier or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          4.6  Expenses.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of two-thirds (2/3) of the Registrable Securities, not including Excluded Shares, then outstanding provided, however, that the registration rights granted to
                 --------  -------
Significant Common Shareholders under Section 1 of this Agreement may not be eliminated or materially and adversely changed without the written consent of each applicable Significant Investor; and provided, further that the grant to
                                          --------  -------
third parties of registration rights under Section 1.3 hereof on a pari passu basis with the registration rights of the Significant Common Shareholder Shares under Section 1.3 shall not be deemed to be a material and adverse change to the registration rights of the Significant Common Shareholders under this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          4.8  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9  Aggregation of Stock.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 Entire Agreement.  This Agreement (including the Schedules
               ----------------
hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes the Series B Rights Agreement and any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof and thereof.

          4.11 Series B Rights Agreement Superseded.  Pursuant to Section 4.7 of
               ------------------------------------
the Series B Rights Agreement, the undersigned parties who are parties to such Series B Rights

Agreement hereby amend and restate the Series B Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Series B Rights Agreement shall be hereby terminated and entirely replaced and superseded by this Agreement.

          4.12 Inclusion of Equipment Warrant Holders; Agreement to be Bound.
               -------------------------------------------------------------
Upon the partial or full exercise of an Equipment Warrant by an Equipment Warrant Holder, Schedule A attached hereto shall automatically be amended to
                ----------
include the name of such Equipment Warrant Holder as an Investor solely for purposes of the registration rights granted pursuant to Section 1.3 of this Agreement and all relevant Sections thereto. Upon the partial or full exercise of an Equipment Warrant by an Equipment Warrant Holder, such Equipment Warrant Holder hereby assumes the obligations of an Investor under, and agrees to be bound by the terms of, this Agreement.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EXODUS:                                       INVESTORS:

By:_________________________________________  By:_______________________________

Name:_______________________________________  Name:_____________________________

Title  :____________________________________  Title  :__________________________

Address:____________________________________  Address:__________________________

____________________________________________  __________________________________

COMMON SHAREHOLDERS:                          EQUIPMENT WARRANT HOLDERS:

By:_________________________________________  By:_______________________________

Name:_______________________________________  Name:_____________________________

Title  :____________________________________  Title  :__________________________

Address:____________________________________  Address:__________________________

____________________________________________  __________________________________




                       [SIGNATURE PAGE TO SECOND AMENDED
                   AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  SCHEDULE A
                                  ----------

                               LIST OF INVESTORS

Information Technology Ventures, L.P.
ITV Affiliates Fund, L.P.
Apex Investment Fund III, L.P.
Apex Strategic Partners, L.L.C.
Gerardo Rosenkranz
Ricardo Rosenkranz
Roberto Rosenkranz
Bay Partners SBIC, L.P.
DMG Technology Ventures
Draper Richards, L.P.
Peter A. Howley
Ram Paul Gupta
Ambrish J. Patel
J. F. Shea & Co. as Nominee 1996-11
The Productivity Fund II, LP
The Productivity Fund III, LP
Unterberg Harris Interactive Media, L.P.
Robert C. Harris, Jr.
The Rekhi Family Trust dated 12/15/89
Suhas Patil
Goel Family Partnership
Douglas F. Whitman
Kenneth A. Fox
Stephen J. Getsy Living trust dated 7/29/92
Jules I. Whitman
Robert E. Keith, Jr.
S-C Phoenix Holdings, L.L.C.
Satish K. Gupta Trust
John R. Dougery and Marilyn R. Dougery, Tenants in Common (ID####-##-####) John R. Dougery, Trustee of Shelly Dougery Trust dated 7/3/93 (ID#94-660733) John R. Dougery, Trustee of John R. Dougery, Jr. Trust dated 6/12/93 (ID#94-660097)

John R. Dougery, Trustee of Kathryn Ann Dougery Trust dated 7/5/93 (ID #95-6660565)
Marilyn R. Dougery, Trustee of Rolapp Trust (ID #95-6966879)
Fleet Equity Partners VI, L.P.
Fleet Venture Resources, Inc.
JK&B Capital L.P.
JK&B Capital II L.P.
Kennedy Plaza Partners
Oak Investment Partners VII
Oak VII Affiliate Fund
Chisolm Partners III, L.P.
Winston Partners II LDC
Winston Partners II LLC

                                  SCHEDULE B
                                  ----------

                       LIST OF EQUIPMENT WARRANT HOLDERS


William Kirsch
Glen McLaughlin
David Campbell
Venture Lending and Leasing, Inc.
First Portland Leasing
Semi Custom Logic, Inc.
Kaipa Prasad
Saeed Kazmi
Idris Kothari
Zoaib Rangwala
Meier Mitchell MMC/GATX Partnerhip No. 1
Silicon Valley Bank
Venture Lending & Leasing, Inc.
All paticipants in the Company's two Bridge Financings

                                  SCHEDULE C
                                  ----------

                          LIST OF COMMON SHAREHOLDERS


HOLDERS OF COMMON STOCK
-----------------------

K.B. Chandrasekhar

B. V. Jagadeesh

Richard S. and Patricia D. Stoltz, H & W CP

Fred Sibayan, Jr. & Sherrill M. Sibayan, H & W CP

Gordon Meyer

Craig and Jodi Buda H & W CP

Joseph W. Foust

Michael J. Myers

Steven E. Rubin

Christopher Ryall Wallace

Kathryn Weakley

Sam S. Traznik

Robert Bowman

David R. Bartlett and Kathryn H. Bartlett JT

Robert Sanford III

Raghavan Embar

Kanwal S. Rekhi, Ann H. Rekhi and Navindra Jain as Trustees of Benjamin Rekhi Trust dated 12/15/89

Kanwal S. Rekhi

Del Vanekelenburg

John R. Dougery, Trustee of
Shelley Dougery Trust dated 7/3/93 (ID#94-660733)

John R. Dougery, Trustee of
John R. Dougery, Jr. Trust dated 6/12/93 (ID#94-660097)

John R. Dougery, Trustee of
Kathryn Ann Dougery Trust dated 7/5/93 (ID#95-6966879)

Daphne Upham

Lori Oshiro

                                  SCHEDULE D
                                  ----------

                    LIST OF SIGNIFICANT COMMON SHAREHOLDERS


K. B. Chandrasekhar

B. V. Jagadeesh

Richard S. and Patricia D. Stoltz, H & W CP

Fred Sibayan, Jr. & Sherrill M. Sibayan, H & W CP

Kanwal S. Rekhi, Ann H. Rekhi and Navindra Jain

as Trustees of Benjamin Rekhi Trust dated 12/15/89

Kanwal S. Rekhi

John R. Dougery, Trustee of
Shelley Dougery Trust dated 7/3/93 (ID#94-660733)

John R. Dougery, Trustee of
John R. Dougery, Jr. Trust dated 6/12/93 (ID#94-660097)

John R. Dougery, Trustee of
Katherine Ann Dougery Trust dated 7/5/93 (ID#95-6966879)

                 AMENDMENT TO THE SECOND AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT


     This Amendment, dated as of December 15, 1997 (the "AMENDMENT"), is to the Second Amended and Restated Investors' Rights Agreement dated as of June 25, 1997 (the "RIGHTS AGREEMENT"), among Exodus Communications, Inc., a California corporation (the "COMPANY") and certain of the Company's shareholders and warrant holders ("RIGHTS AGREEMENT PARTIES").

     WHEREAS, concurrently with the execution of this Amendment, the Company is entering into that certain Series D Preferred Stock Purchase Agreement with certain of the Company's existing shareholders (the "SERIES D INVESTORS").

     WHEREAS, the Company and the Rights Agreement Parties desire to amend the Rights Agreement in connection with the Series D Financing to provide the holders of Series D Preferred Stock with the same rights, privileges and obligations granted to the Rights Agreement Parties.

     WHEREAS, the parties desire to clarify the rights of certain Warrant Holders of the Company as set forth in the Rights Agreement.

     WHEREAS, the holders of two-thirds (2/3) of the Registrable Securities (as the term is defined in Section 1.1 of the Rights Agreement) hereby consent to this Amendment, as required by Section 4.7 of the Rights Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. The Rights Agreement is hereby amended as follows:

           (a) The first paragraph is hereby amended to read in its entirety as follows:

                THIS SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made as of the 25th day of June, 1997, by and among Exodus Communications, Inc., a California corporation (the "COMPANY"), the investors listed on Schedule A hereto, each
                                                         ----------
                of which is herein referred to as an "INVESTOR", the holders of warrants to purchase shares of the Company's stock listed on Schedule B hereto (THE "EQUIPMENT WARRANT HOLDERS") and certain
                ----------
                holders of the Company's Common Stock listed on Schedule C
                                                                ----------
                hereto, each of which is herein referred to as a "COMMON SHAREHOLDER."

          (b)   Recital E is hereby amended to read in its entirety as follows:

                E. The Company has issued warrants (the "EQUIPMENT WARRANTS") to the Equipment Warrant Holders granting such Equipment Warrant Holders at the time that the Equipment Warrants are exercised "piggyback"
               registration rights and certain information rights which are pari
                                                                            ----
               passu with the Investors.
               -----

          (c) Section 1.1(e) is hereby amended to read in its entirety as follows:

               The term "PREFERRED STOCK" shall mean the Series A Preferred Stock, any other series of preferred stock of the Company issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, any other series of preferred stock of the Company issued upon conversion of the Series B Preferred Stock, the Series C Preferred Stock, any other series of preferred stock of the Company issued upon conversion of the Series C Preferred Stock, the Series D Preferred Stock and any other series of preferred stock of the Company issued upon conversion of the Series D Preferred Stock.

          (d)  Section 1.1(m) is hereby amended to read as follows:

               1.1(m) The term "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred stock, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series C Preferred Stock and the Series C Warrants, (iv) the Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (v) the Common Stock issuable or issued upon conversion of any shares of preferred stock issued upon conversion of either the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock or the Series D Preferred Stock; (vi) the shares of Common Stock held by the Significant Common Shareholders (the "Significant Common Shareholder Shares"), (vii) the Common Stock issuable upon the exercise of the warrants to purchase Common Stock held by the Equipment Warrant Holders,
               (viii) the Common Stock issuable upon the exercise of the warrants to purchase Series B, Series B1, Series C1 and Series D1 Preferred Stock, as applicable, held by the Equipment Warrant Holders, (ix) the Common Stock issuable or issued upon conversion of any shares of Series B Preferred Stock issuable upon conversion of the Series B Preferred Stock issued upon the exercise of the warrants to purchase Series B Preferred Stock;
               (x) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) through (ix) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, provided, however, that notwithstanding anything herein
                        --------  -------
               to the contrary, the Significant Common Shareholder Shares or Common Stock issuable upon the exercise of the Equipment Warrants and any shares of Common Stock described in

               (vi) - (ix) above that are issued in respect of any Significant Common Shareholder Shares (collectively, the "EXCLUDED SHARES") shall not be Registrable Securities for purposes of Sections 1.2 and 1.12 of this Agreement.

          (e)  Section 1.1(p) is hereby added to read as follows:

               The term "SERIES D PREFERRED STOCK" shall mean the Series D Preferred Stock of the Company.

          (f)  Section 1.1(q) is hereby added to read as follows:

               The term "SERIES D1 PREFERRED STOCK" shall mean the Series D1 Preferred Stock of the Company.

          (g) The fourth and fifth lines of Section 1.12 are hereby amended to read as follows:

               C Preferred Stock or Series D Preferred Stock or any securities issued upon conversion of the Series C Preferred Stock or Series D Preferred Stock a

          (h) The sixth and seventh lines of Section 2.3 are hereby amended to read as follows:

               $3.25 per share (as adjusted for stock splits, stock dividends and like events), provided that such offering is priced for sale to the general public not later than April 30, 1998 (the public offering price per share will be $5.00 if pricing does not occur by such date), that results in gross proceeds to the Company of not less than $30 million (prior to expenses and underwriting

          (i)  Section 2.4(d)(i) is hereby amended to read as follows:

               (i) to the issuance or sale of up to 7,438,900 shares of common stock (or options therefore) under the 1995 Stock Option and 1997 Equity Incentive Plans (the "PLANS"), of the Company (in addition to the number of options granted and exercised to date or canceled hereafter) to employees, officers and directors for the primary purpose of soliciting or retaining their employment and/or services, and as such number may be increased hereafter by the affirmative vote of at least 75% of the Board of Directors,

          (j) The first line of Section 4.7 is hereby amended to read as follows:

                    Amendments and Waivers. Except as provided in Section 4.12,
                    ----------------------
                    any term of this Agreement may be amended

          (k) The eighth line of Section 4.7 is hereby amended to read as follows:

               Common Shareholder; and provided, further that the grant to
                                       --------  -------
               third parties of registration rights under Section

          (l)  Section 4.12 is hereby amended to read as follows:

               Inclusion of Additional Equipment Warrant Holders. The Company
               -------------------------------------------------
               shall have the authority to add as parties to this Rights Agreement, without the approval of the parties hereto, those entities who are granted warrants to purchase shares of the Company's Series D1 Preferred Stock in connection with debt financings of the Company that are approved by the Company's Board of Directors.

          (m)  Schedule B is hereby deleted and replaced with the Schedule B
               ----------                                         ----------
               attached hereto.

     2. The parties hereto agree that the sale by each of Significant Common Shareholders K.B. Chandrasekhar and B. V. Jagadeesh of up to $400,000 worth of their Registrable Securities as selling shareholders in the Company's initial public offering (which is contemplated to be closed no later than June 30, 1998) will not trigger any rights of any other parties under Sections 1.3, 1.8 or any other provisions of this Rights Agreement and the other parties hereto hereby waive all rights under Sections 1.3, 1.8 and any other provisions of this Rights Agreement with respect to such amount of Registrable Securities being included in the Company's initial public offering.

     3. Except as set forth in this Amendment, all of the provisions, terms and conditions of the Rights Agreement shall remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     5. This Amendment shall be governed by and construed in accordance with the laws of the state of California, excluding that body of law known as conflicts of law.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


THE COMPANY:
-----------

EXODUS COMMUNICATIONS, INC.


By:___________________________________________
      K.B. Chandrasekhar, CEO and President




                    [SIGNATURE PAGE TO THE AMENDMENT TO THE
           SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                   THE INVESTORS:

                                   DMG TECHNOLOGY VENTURES


                                   By:_______________________________


                                   Name:_____________________________


                                   Title:____________________________





 [Signature Page to Amendment to Second Amended and Restated Investors' Rights
                                  Agreement]

                                  SCHEDULE B
                                  ----------

                           EQUIPMENT WARRANT HOLDERS


     William Kirsch

     Glen McLaughlin

     David Campbell

     Venture Lending and Leasing, Inc.

     First Portland Leasing

     Kaipa Prasad

     Meier Mitchell MMC/GATX Partnership No. 1

     Silicon Valley Bank

     All participants in the Company's two Bridge Financings

     Transamerica Business Credit Corporation